Qatar Investment Authority SC 13GA

CUSIP 34379V103	SC 13G	Page 7 of 8

EXHIBIT A

The Schedule 13G to which this attachment is appended is filed by Qatar Investment Authority on behalf of itself and the following subsidiaries:

Qatar Holding LLC